UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

Blackstone Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

Pursuant to a Securities Purchase Agreement, dated March 5, 2021 (the “Purchase Agreement”), by and among Blackstone Private Credit Fund (the “Fund”), Twin Peaks Parent LLC, a Delaware limited liability company not affiliated with the Fund (the “Seller”), BCRED Twin Peaks LLC (“Holdco”), Teacher Retirement System of Texas, an investor in Seller, and Blackstone Credit BDC Advisors LLC, the Fund’s investment adviser (the “Adviser”), the Fund acquired Holdco which includes a portfolio of assets from Seller consisting of loans to 41 borrowers (including delayed draw term loans), five equity investments, cash and other assets (collectively, the “Assets”) for an aggregate purchase price of $721.0 million (the “Transaction”). The purchase price represents the fair market value of the Assets of $1,059.0 million determined pursuant to the Fund’s valuation procedures (including approval of the valuations by the Fund’s board of trustees after review of reports provided by independent valuation providers) within 48 hours of the closing, less the amount of assumed borrowings (including accrued interest) of $338.0 million. The Seller is an entity owned and controlled by a third party and advised by an affiliate of the Adviser. An affiliate of the Adviser owns an approximately 2.9% non-voting interest in the Seller. The acquisition of Holdco was funded with cash on hand, which primarily consists of proceeds from the Fund’s offering of its common shares.

Pursuant to the Purchase Agreement, the Fund purchased 100% of the limited liability company interests in Holdco, a Delaware limited liability company, which directly holds Assets and two wholly-owned financing subsidiaries (the “Financing Subsidiaries”), each of which directly holds Assets. Each of the Financing Subsidiaries (BCRED Denali Peak Funding LLC (“Denali Peak”) and BCRED Siris Peak Funding LLC (“Siris Peak”)) are now indirectly wholly-owned by the Fund and have entered into credit facilities that have been assumed by the Fund pursuant to the Purchase Agreement.

The foregoing description is only a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Denali Peak Facility

Denali Peak is party to a senior secured revolving credit facility (the “DB Credit Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”). DB serves as agent, U.S. Bank National Association serves as collateral agent and collateral custodian and Holdco serves as servicer under the DB Credit Facility.

Advances under the DB Credit Facility initially bear interest at a per annum rate equal to the three-month London Interbank Offered Rate in effect (“LIBOR”), plus the applicable margin of 2.00% per annum. After the expiration of a three-year reinvestment period from the initial closing date, the applicable margin on outstanding advances will be increased by 0.25% per annum.

The maximum commitment amount of the DB Credit Facility is $171.7 million, which is fully drawn on the date hereof. Proceeds from borrowings under the DB Credit Facility may be used to fund portfolio investments by Denali Peak and to make advances under revolving loans where Denali Peak is a lender. All amounts outstanding under the DB Credit Facility must be repaid by the date that is five years after the initial closing date of the DB Credit Facility.

Denali Peak’s obligations to the lenders under the DB Revolving Facility are secured by a first priority security interest in all of Denali Peak’s portfolio investments and cash. The obligations of Denali Peak under the DB Credit Facility are non-recourse to Holdco or the Fund, and the Fund’s exposure under the DB Credit Facility is limited to the value of the Fund’s investment in Denali Peak.

In connection with the DB Credit Facility, Denali Peak has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The DB Credit Facility contains customary events of default for similar financing transactions, including if a change of control of Denali Peak occurs. Upon the occurrence and during the continuation of an event of default, DB may declare the outstanding advances and all other obligations under the DB Credit Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that Denali Peak obtain the consent of DB prior to entering into any sale or disposition with respect to portfolio investments.

The foregoing description is only a summary of the material provisions of the DB Credit Facility and is qualified in its entirety by reference to a copy of the DB Credit Facility, as amended, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Siris Peak Facility

Siris Peak is party to a senior secured credit facility (the “SG Credit Facility”), dated as of October 11, 2018, with Société Générale (“SG”). SG serves as agent, Citibank N.A. serves as collateral agent and collateral custodian, Virtus Group, LP serves as collateral administrator and Holdco serves as servicer under the SG Credit Facility.

Advances under the SG Credit Facility bear interest at a per annum rate equal to the three-month LIBOR, plus the applicable margin of 2.25% per annum.

The maximum commitment amount of the SG Credit Facility is $165.9 million, which is fully drawn on the date hereof and which may not be reborrowed once repaid. Proceeds from borrowings under the SG Credit Facility may be used to fund portfolio investments by Siris Peak and to make advances under revolving loans where Siris Peak is a lender. All amounts outstanding under the SG Credit Facility must be repaid by the date that is five years after the initial closing date of the SG Credit Facility.

Siris Peak’s obligations to the lenders under the SG Credit Facility are secured by a first priority security interest in all of Siris Peak’s portfolio investments and cash. The obligations of Siris Peak under the SG Credit Facility are non-recourse to Holdco or the Fund, and the Fund’s exposure under the SG Credit Facility is limited to the value of the Fund’s investment in Siris Peak.

In connection with the SG Credit Facility, Siris Peak has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The SG Credit Facility contains customary events of default for similar financing transactions, including if a change of control of Siris Peak occurs. Upon the occurrence and during the continuation of an event of default, lenders holding a majority of the outstanding advances under the SG Credit Facility may declare the outstanding advances and all other obligations under the SG Credit Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that Siris Peak obtain the consent of a majority of the outstanding advances under the SG Credit Facility prior to entering into any sale or disposition with respect to portfolio investments.

The foregoing description is only a summary of the material provisions of the SG Credit Facility and is qualified in its entirety by reference to a copy of the SG Credit Facility, as amended, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for Holdco will be filed in accordance with Rule 6-11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibit

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated March 5, 2021, by and among Blackstone Private Credit Fund, Twin Peaks Parent LLC, BCRED Twin Peaks LLC, Teacher Retirement System of Texas and Blackstone Credit BDC Advisors LLC.

10.2.1	Loan Financing and Servicing Agreement, dated as of October 11, 2018, by and among BCRED Denali Peak Funding LLC (f/k/a GSO Downing Street LLC), Deutsche Bank AG, New York Branch, as facility agent, and U.S. Bank National Association as collateral agent and custodian.

10.2.2	Omnibus Amendment to the Loan Financing and Servicing Agreement, dated as of September 9, 2019, by and among BCRED Denali Peak Funding LLC (f/k/a GSO Downing Street LLC), Deutsche Bank AG, New York Branch, as facility agent, and U.S. Bank National Association as collateral agent and custodian.

10.2.3	Second Amendment to the Loan Financing and Servicing Agreement, dated as of November 12, 2020, by and among BCRED Denali Peak Funding LLC (f/k/a GSO Downing Street LLC), Deutsche Bank AG, New York Branch, as facility agent, and U.S. Bank National Association as collateral agent and custodian.

10.2.4	Second Omnibus Amendment to the Loan Financing and Servicing Agreement, dated as of March 5, 2021, by and among BCRED Denali Peak Funding LLC (f/k/a GSO Downing Street LLC), Deutsche Bank AG, New York Branch, as facility agent, and U.S. Bank National Association as collateral agent and custodian.

10.3.1	Loan and Servicing Agreement, dated as of October 11, 2018, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.2	First Amendment to the Loan and Servicing Agreement, dated as of March 12, 2019, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.3	Second Amendment to the Loan and Servicing Agreement, dated as of June 13, 2019, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.4	Third Amendment to the Loan and Servicing Agreement, dated as of February 18, 2020, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.5	Fourth Amendment to the Loan and Servicing Agreement, dated as of June 4, 2020, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.6	Fifth Amendment to the Loan and Servicing Agreement, dated as of January 26, 2021, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

10.3.7	Omnibus Amendment to the Loan and Servicing Agreement, dated as of March 5, 2021, by and among BCRED Siris Peak Funding LLC (f/k/a GSO Stone Street LLC), Société Generale as agent, Virtus Group, LP as collateral administrator and Citibank N.A. as collateral agent and custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: March 11, 2021	By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Chief Compliance Officer, Chief Legal Officer and Secretary